As filed with the Securities and Exchange Commission on April 11, 2002

Registration No. 333-___

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
Under
The Securities Act of 1933

LSI LOGIC CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2712976 (I.R.S. Employer Identification Number)

1551 McCarthy Boulevard
Milpitas, California 95035
(408) 433-8000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David G. Pursel
Vice President, General Counsel and Secretary
LSI Logic Corporation
1551 McCarthy Boulevard
Milpitas, California 95035
(408) 433-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kathleen B. Bloch, Esq.
Jason P. Sebring, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

Calculation of Registration Fee

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	Per Security(1)	Offering Price(1)	Registration Fee

common stock, $0.01 par value	651,488	$15.50	$10,098,064.00	$930.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average high and low prices of the common stock as reported on the New York Stock Exchange on April 8, 2002.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED APRIL 11, 2002

651,488 Shares of Common Stock

LSI LOGIC CORPORATION

The selling stockholder listed in this prospectus may offer and sell 651,488 shares of LSI Logic Corporation common stock for its own account. We will not receive any proceeds from such sales. We issued a portion of these shares of common stock in August 2001 and the remainder in January 2002, in each case pursuant to a private placement transaction.

Our common stock is listed on the New York Stock Exchange under the symbol “LSI.” On April 8, 2002, the last reported sale price for the common stock on the New York Stock Exchange was $15.70 per share.

The securities offered hereby involve a high degree of risk. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April __, 2002

WHERE YOU CAN FIND MORE INFORMATION
RISK FACTORS
USE OF PROCEEDS
SELLING SECURITYHOLDER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 5.1
EXHIBIT 23.1

     You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the prospectus is accurate as of any date other than the date on the front of this prospectus.

-i-

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”), in accordance with the Securities Exchange Act of 1934. You may read and copy our reports, proxy statements and other information filed by us at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the Commission are available to the public over the Internet at the Commission’s World Wide Web site at http://www.sec.gov.

The Commission allows us to “incorporate by reference” into this prospectus the information we filed with the Commission. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete.

•	The description of the common stock in our Registration Statement on Form 8-A filed on August 29, 1989, under Section 12(g) of the Exchange Act.

•	The description of our Amended and Restated Preferred Shares Rights Agreement in our Registration Statement on Form 8-A-12G/A filed on December 8, 1998, under Section 12(g) of the Exchange Act.

•	The Annual Report on Form 10-K filed on March 26, 2002 for the fiscal year ended December 31, 2001.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations
LSI Logic Corporation
1551 McCarthy Boulevard
Milpitas, California 95035
(408) 433-6777

You should rely only on the information contained in or incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

     Because this is a summary, it may not contain all the information that may be important to you. You should read this entire prospectus before making an investment decision. When used in this prospectus, unless otherwise stated, the terms “we,” “our” and “us” refer to LSI Logic Corporation and its subsidiaries.

LSI Logic Corporation

We are a leader in the design, development, manufacture, and marketing of complex, high-performance integrated circuits and storage systems. We are focused on the four markets of consumer products, communications, storage components, and storage area network system. Our integrated circuits are used in a wide range of communication devices, including devices used for wireless, broadband, data networking, and set-top-box applications. We also provide other types of integrated circuit products and board-level products for use in network computing applications, high-performance storage controllers, and systems for storage area networks.

We operate in two segments — the Semiconductor segment and the Storage Area Network (“SAN”) Systems segment — in which we offer products and services for a variety of electronic systems applications. Our products are marketed primarily to original equipment manufacturers (“OEMs”) that sell products targeted for applications in four major markets, which are:

•	Consumer Products;

•	Communications;

•	Storage Components; and

•	Storage Area Network Systems.

In the Semiconductor segment, we use advanced process technology and design methodologies to design, develop and manufacture highly complex integrated circuits. These include both application specific integrated circuits, commonly referred to as ASICs, and standard products as well as Redundant Array of Independent Disks (RAID) host bus adapters and related products and services. ASICs are designed for specific applications defined by the customer; whereas standard products are for market applications that we define.

We have developed methods of designing integrated circuits based on a library of building blocks of industry-standard electronic functions, interfaces, and protocols. Among these is our CoreWare® design methodology. Our advanced submicron manufacturing process technologies allow our customers to combine one or more CoreWare library elements with memory and their own proprietary logic to integrate a highly complex, system-level solution on a single chip. We have developed and use complementary metal oxide semiconductor (“CMOS”) process technologies to manufacture our integrated circuits.

In the SAN Systems segment, our enterprise storage systems are designed, manufactured, and sold by our wholly owned subsidiary — LSI Logic Storage Systems, Inc. Our high-performance, highly scalable open storage area network systems and storage solutions are available through leading original equipment manufacturers, or OEMs and a worldwide network of resellers.

We were incorporated in California in 1980 and reincorporated in Delaware in 1987. Our principal offices are located at 1551 McCarthy Boulevard, Milpitas, California 95035, and our telephone number at that location is (408) 433-8000. Our home page on the Internet is at www.lsilogic.com. The information contained on our website is not incorporated into this prospectus.

RISK FACTORS

You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus, before your decide whether to purchase the common stock. The risks set out below are not the only risks we face.

If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of the common stock could decline, and you may lose all or part of your investment.

Keep these risk factors in mind when you read “forward-looking” statements elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. These are statements that relate to our expectations for future events and time periods. Generally, the words, “anticipate”, “expect”, “intend” and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements.

     We operate in a cyclical industry and a general economic downturn may reduce our revenues. The semiconductor industry is cyclical in nature and is characterized by wide fluctuations in product supply and demand. In 2001, the economic growth in the United States slowed significantly, which in turn, led to a severe downturn in the semiconductor industry. During a period of industry overcapacity, profitability can drop sharply as factory utilization declines and high fixed costs of operating wafer fabrication facilities are spread over a lower net revenue base. The Company’s overall business bottomed in 2001 and the Company is on track to restore profitability in the near future. However, any additional terrorist activities may adversely affect the U.S. economy. In turn, we may face interruption of production and services due to increased security measures in light of recent terrorist activities, which may affect the recovery of the Company in 2002 and adversely impact its operating results and financial condition.

     Our product and process development activities occur in a highly competitive environment characterized by rapid technological change. The Semiconductor and SAN Systems segments in which we conduct business are characterized by rapid technological change, short product cycles and evolving industry standards. We believe our future success depends, in part, on our ability to improve on existing technologies and to develop and implement new ones in order to continue to reduce semiconductor chip size and improve product performance and manufacturing yields. We must also be able to adopt and implement emerging industry standards and to adapt products and processes to technological changes. If we are not able to implement new process technologies successfully or to achieve volume production of new products at acceptable yields, our operating results and financial condition will be adversely impacted.

     In addition, we must continue to develop and introduce new products that compete effectively on the basis of price and performance and that satisfy customer requirements. We continue to emphasize engineering development and acquisition of CoreWare building blocks and integration of our CoreWare libraries into our design capabilities. Our cores and standard products are intended to be based upon industry standard functions, interfaces and protocols so that they are useful in a wide variety of systems applications. Development of new products and cores often requires long-term forecasting of market trends, development and implementation of new or changing technologies and a substantial capital commitment. We cannot assure you that the cores or standard products that we select for investment of our financial and engineering resources will be developed or acquired in a timely manner or will enjoy market acceptance.

     We operate highly complex and costly manufacturing facilities. The manufacture and introduction of our products is a complicated process. We confront challenges in the manufacturing process that require us to:

     -     maintain a competitive manufacturing cost structure;

     -     implement the latest process technologies required to manufacture new products;

     -     exercise stringent quality control measures to ensure high yields;

     -     effectively manage the subcontractors engaged in the test and assembly of products; and

     -     update equipment and facilities as required for leading edge production capabilities.

     We do not control the timing or size of orders for our products. We generally do not have long-term volume production contracts with our customers. There is a risk that we will be unable to meet sudden increases in demand beyond our current manufacturing capacity, which may result in additional capital expenditures and production costs. On the other hand, order volumes below anticipated levels may result in the under-utilization of our manufacturing facilities, resulting in higher per unit costs, which could adversely affect our operating results and financial condition.

     Our manufacturing facilities are subject to disruption. Our newest wafer fabrication site located in Gresham, Oregon is a highly complex, state-of-the-art facility. Anticipated production rates depend upon the reliable operation and effective integration of a variety of hardware and software components. There is no assurance that all of these components will be fully functional or successfully integrated on time or that the facility will achieve the forecasted yield targets. The capital expenditures required to bring the facility to full operating capacity may be greater than we anticipate and result in lower margins.

     Operations at any of our primary manufacturing facilities, or at any of our test and assembly subcontractors, may be disrupted for reasons beyond our control, including work stoppages, fire, earthquake, floods or other natural disasters. Recently, California experienced a power shortage. Any future shortages could subject us to electrical “blackouts” or other unscheduled interruption of electrical power.

     We outsource a substantial portion of wafers manufactured. The Company has developed outsourcing arrangements for the manufacture of some of its products based on a process technology that the Company does not possess. There is no assurance that the third party manufacturer will be able to produce and deliver wafers that meet the Company’s specifications or that it will be able to provide successfully the process technology it has committed. If the third party is not able to deliver products and process technology on a timely and reliable basis, the Company’s results of operations could be adversely affected.

     We have significant capital requirements to maintain and grow our business. In order to remain competitive, we must continue to make significant investments in new facilities and capital equipment. During 2002, we anticipate that we will spend less than $200 million on capital assets and that we will be required to spend potentially larger amounts thereafter. In addition, the high level of capital expenditures required to remain competitive results in relatively high fixed costs. If demand for our products does not absorb additional capacity, the fixed costs and operating expenses related to increases in our production capacity could have a material adverse impact on our operating results and financial condition.

     We finance our capital expenditure needs from operating cash flows, bank financing and capital market financing. As of December 31, 2001, we had convertible notes outstanding of approximately $1.3 billion.

     As of December 31, 2001, we have two operating leases financed by several commercial banks. We may need to seek additional equity or debt financing from time to time and cannot be certain that additional financing will be available on favorable terms. Moreover, any future equity or convertible debt financing will decrease the percentage of equity ownership of existing stockholders and may result in dilution, depending on the price at which the equity is sold or the debt is converted.

     We are exposed to fluctuations in foreign currency exchange rates. We have international subsidiaries and distributors that operate and sell our products globally. Further, we purchase a substantial portion of our raw materials and manufacturing equipment from foreign suppliers, and incur labor and other operating costs in foreign currencies, particularly in our Japanese manufacturing facilities. As a result, we are exposed to the risk of changes in foreign currency exchange rates or declining economic conditions in these countries.

     We do business in Europe and face risks associated with the Euro. A new European currency was implemented in January 1999 to replace the separate currencies of eleven western European countries, and beginning in January 2002, was the only effective currency in these countries. This has required changes in our operations as we modified systems and commercial arrangements to deal with the new currency.

     We procure parts and raw materials from limited domestic and foreign sources. We use a wide range of parts and raw materials in the production of our semiconductors, host adapter boards, and storage systems, including silicon wafers, processing chemicals, and electronic and mechanical components. We do not generally have guaranteed supply arrangements with our suppliers and do not maintain an extensive inventory of parts and materials for manufacturing. We purchase some of these parts and materials from a limited number of vendors and some from a single supplier. On occasion, we have experienced difficulty in securing an adequate volume and quality of parts and materials. There is no assurance that, if we have difficulty in obtaining parts or materials in the future, alternative suppliers will be available, or that these suppliers will provide parts and materials in a timely manner or on favorable terms. As a result, we may be adversely affected by delays in new and current product shipments. If we cannot obtain adequate materials for manufacture of our products, there could be a material adverse impact on our operating results and financial condition.

     We operate in highly competitive markets. We compete in markets that are intensely competitive and that exhibit both rapid technological change and continual price erosion. Our competitors include many large domestic and foreign companies that have substantially greater financial, technical and management resources than we do. Several major diversified electronics companies offer ASIC products and/or other standard products that are competitive with our product lines. Other competitors are specialized, rapidly growing companies that sell products into the same markets that we target. Some of our large customers may develop internal design and production capabilities to manufacture their own products, thereby displacing our products. There is no assurance that the price and performance of our products will be superior relative to the products of our competitors. As a result, we may experience a loss of competitive position that could result in lower prices, fewer customer orders, reduced revenues, reduced gross profit margins and loss of market share. To remain competitive, we continually evaluate our worldwide operations, looking for additional cost savings and technological improvements.

     Our future competitive performance depends on a number of factors, including our ability to:

     -     properly identify target markets;

     -     accurately identify emerging technological trends and demand for product features and performance characteristics;

     -     develop and maintain competitive products;

     -     enhance our products by adding innovative features that differentiate our products from those of our competitors;

     -     bring products to market on a timely basis at competitive prices;

     -     respond effectively to new technological changes or new product announcements by others;

     -     adapt products and processes to technological changes; and

     -     adopt and/or set emerging industry standards.

     We may not meet our design, development and introduction schedules for new products or enhancements to our existing and future products. In addition, our products may not achieve market acceptance or sell at favorable prices.

     We are dependent on a limited number of customers. We are increasingly dependent on a limited number of customers for a substantial portion of revenues as a result of our strategy to focus our marketing and selling efforts on select, large-volume customers. One customer represented 18% of our total consolidated revenues for the year ended December 31, 2001. In the Semiconductor segment, one customer represented 21% of total Semiconductor revenues for the year ended December 31, 2001. In the SAN Systems segment, there were two customers with revenues representing 21% each, and one customer with revenues representing 13% of total SAN Systems revenues for the year ended December 31, 2001.

     Our operating results and financial condition could be affected if:

     -     we do not win new product designs from major customers;

     -     major customers reduce or cancel their existing business with us;

     -     major customers make significant changes in scheduled deliveries; or

     -     there are declines in the prices of products that we sell to these customers.

     We utilize indirect channels of distribution over which we exercise limited control. We derive a material percentage of product revenues from independent reseller and distributor channels. Our financial results could be adversely affected if our relationship with these resellers or distributors were to deteriorate or if the financial condition of these resellers or distributors were to decline. Given the current economic environment, the risk of distributors going out of business is significantly increased. In addition, as our business grows, we may have an increased reliance on indirect channels of distribution. There can be no assurance that we will be successful in maintaining or expanding these indirect channels of distribution. This could result in the loss of certain sales opportunities. Furthermore, the partial reliance on indirect channels of distribution may reduce our visibility with respect to future business, thereby making it more difficult to accurately forecast orders.

     Our Company operations are affected by cyclical fluctuations. The Semiconductor and SAN Systems segments in which we compete are subject to cyclical fluctuations in demand. In 2001, we experienced declines in sales or the prices of our products as a result of the following:

     -     rapid technological change, product obsolescence, and price erosion in our products;

     -     maturing product cycles in our products or products sold by our customers;

     -     increases in worldwide manufacturing capacity for semiconductors, resulting in declining prices;

     -     reduced product demand;

     -     excess inventory within the supply chain; and

     -     decline of the United States and worldwide economy, causing declines in our product markets or the markets of our suppliers and customers.

     The semiconductor industry has in the past experienced periods of rapid expansion of production capacity. Even when the demand for our products remains constant, the availability of additional excess production capacity in the industry creates competitive pressure that can degrade pricing levels, which can reduce revenues. Furthermore, customers who benefit from shorter lead times may defer some purchases to future periods, which could affect our demand and revenues for the short term. As a result, we may experience downturns or fluctuations in demand in the future and experience adverse effects on our operating results and financial condition.

     We engage in acquisitions and alliances giving rise to economic and technological risks. We intend to continue to make investments in companies, products and technologies, either through acquisitions or investment alliances. Acquisitions and investment activities often involve risks, including the need to:

     -     acquire timely access to needed capital for investments related to acquisitions and alliances;

     -     conduct acquisitions that are timely relative to existing business opportunities;

     -     successfully prevail over competing bidders for target acquisitions at an acceptable price;

     -     invest in companies and technologies that contribute to the growth of our business;

     -     retain the key employees of the acquired operation;

     -     incorporate acquired operations into our business and maintain uniform standards, controls, and procedures; and

     -     develop the capabilities necessary to exploit newly acquired technologies.

     Mergers and acquisitions of high-technology companies bear inherent risks. No assurance can be given that our previous or future acquisitions will be successful and will not materially adversely affect our business, operating results or financial condition. We must manage any growth effectively. Failure to manage growth effectively and to integrate acquisitions could adversely affect our operating results and financial condition.

     There is uncertainty associated with our research and development investments. Our research and development activities are intended to maintain and enhance our competitive position by utilizing the latest advances in the design and manufacture of semiconductors and storage systems including networking, communications and storage technologies. Technical innovations are inherently complex and require long development cycles and the commitment of extensive engineering resources. We must incur substantial research and development costs to confirm the technical feasibility and commercial viability of a product that in the end may not be successful. If we are not able to successfully and timely complete our research and development programs, we may face competitive disadvantages. There is no assurance that we will recover the development costs associated with such programs or that we will be able to secure the financial resources necessary to fund future research and development efforts.

     The price of our securities may be subject to wide fluctuations. Our stock has experienced substantial price volatility, particularly as a result of quarterly variations in results, the published expectation of analysts, and as a result of announcements by our competitors and us. In addition, the stock market has experienced price and volume fluctuations that have affected the market price of many technology companies, in particular, and that have often been unrelated to the operating performance of such companies. In addition, the price of our securities may also be affected by general global, economic and market conditions, and the cost of operations in one or more of our product markets. While we cannot predict the individual effect that these factors may have on the price or our securities, these factors, either individually or in the aggregate, could result in significant variations in price during any given period of time. These fluctuations in our stock price also impact the price of our outstanding convertible securities and the likelihood of the convertible securities being converted into cash or equity. If we are required to redeem any of the convertible securities for cash it may affect our liquidity position.

     Our global operations expose the Company to numerous international business risks. We have substantial business activities in Asia and Europe. Both manufacturing and sales of our products may be adversely impacted by changes in political and economic conditions abroad. A change in the current tax laws, tariff structures, export laws, regulatory requirements or trade policies in either the United States or foreign countries could adversely impact our ability to manufacture or sell our products in foreign markets. Moreover, a significant decrease in sales by our customers to end users in either Asia or Europe could result in a decline in orders.

     We subcontract test and assembly functions to independent companies located in Asia. A reduction in the number or capacity of qualified subcontractors or a substantial increase in pricing could cause longer lead times, delays in the delivery of products to customers, or increased costs.

     The high technology industry in which we operate is prone to intellectual property litigation. Our success is dependent in part on our technology and other proprietary rights, and we believe that there is value in the protection afforded by our patents, patent applications and trademarks. However, the industry is characterized by rapidly changing technology and our future success depends primarily on the technical competence and creative skills of our personnel, rather than on patent and trademark protection.

     As is typical in the high technology industry, from time to time we have received communications from other parties asserting that certain of our products, processes, technologies or information infringe upon their patent rights, copyrights, trademark rights or other intellectual property rights. We regularly evaluate such assertions. In light of industry practice, we believe with respect to existing or future claims that any licenses or other rights that may be necessary can generally be obtained on commercially reasonable terms. Nevertheless, there is no assurance that licenses will be obtained on acceptable terms or that a claim will not result in litigation or other administrative proceedings. Resolution of whether the Company’s product or intellectual property has infringed on valid rights held by others could have a material adverse effect on the Company’s financial position or results of operation and may require material changed in production processes and products.

     We must attract and retain key employees in a highly competitive environment. Our employees are vital to our success and our key management, engineering and other employees are difficult to replace. We do not generally have employment contracts with our key employees. We do, however, maintain key person life insurance for one of our employees. The expansion of high technology companies in Silicon Valley,

Colorado, Oregon and elsewhere where we operate our business has increased demand and competition for qualified personnel, and despite the economic slowdown, competition for these personnel is intense. Our continued growth and future operating results will depend upon our ability to attract, hire and retain significant numbers of qualified employees.

FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus, including the documents incorporated herein by reference, are forward-looking statements, including but not limited to those specifically identified as such, that involve risks and uncertainties. The statements contained herein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this prospectus are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “intends,” “projects,” “predicts,” “target,” “goal,” “objectives,” “potential,” or “continue” or the negative of these terms or other comparable terminology. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor the initial purchaser nor any other person assume responsibility for the accuracy and completeness of such statements.

USE OF PROCEEDS

     We will not receive any of the proceeds from the sale by Ashirwad, LLC (the “Selling Securityholder”) of the common stock.

SELLING SECURITYHOLDER

     This prospectus covers 651,488 shares of our common stock that may be offered and sold by the Selling Securityholder. We originally issued 451,488 of the shares of common stock in a private placement transaction in August 2001 and we originally issued 200,000 of the shares of common stock in a private placement transaction in January 2002.

     Set forth below is information as of April 5, 2002 with respect to the Selling Securityholder and the principal number of shares of common stock beneficially owned by the Selling Securityholder that may be offered using this prospectus.

Number of
	Number of	Number of	Shares of
	Shares of	Shares of	Common
	Common Stock	Common	Stock Owned	Percentage of
	Owned Prior to	Stock Being	After the	Common Stock
Name	the Offering	Offered	Offering	Outstanding(1)

Ashirwad, LLC	651,488	651,488	0	*

*	Less than 1%

(1)	Calculated based on Rule 13d-3(d)(i) of the Exchange Act using 369,432,477 shares of common stock outstanding as of April 5, 2002.

Because the Selling Securityholder may offer all or some of its common stock from time to time, we cannot estimate the amount of the common stock that will be held by the Selling Securityholder upon the termination of any particular offering. See “Plan of Distribution.”

PLAN OF DISTRIBUTION

We will not receive any of the proceeds of the sale of the common stock offered by this prospectus. The common stock may be sold from time to time to purchasers:

•	directly by the Selling Securityholder;

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholder or the purchasers of the common stock.

The Selling Securityholder and any such broker-dealers or agents who participate in the distribution of the common stock may be deemed to be “underwriters.” As a result, any profits on the sale of the common stock by the Selling Securityholder and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the Selling Securityholder is deemed to be an underwriter, the Selling Securityholder may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the common stock is sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions.

The common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale, including the New York Stock Exchange in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with sales of the common stock or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the common stock in the course of hedging their positions. The Selling Securityholder may also sell the common stock short and deliver common stock to close out short positions, or loan or pledge common stock to broker-dealers that in turn may sell the common stock.

To our knowledge, there are currently no plans, arrangement or understandings between the Selling Securityholder and any underwriter, broker-dealer or agent regarding the sale of the common stock by the Selling Securityholder. The Selling Securityholder may not sell any or all of the common stock offered by it pursuant to this prospectus. In addition, we cannot assure you that the Selling Securityholder will not transfer, devise or gift the common stock by other means not described in this prospectus.

Our common stock is listed on the New York Stock Exchange Composite Tape under the symbol “LSI.”

There can be no assurance that the Selling Securityholder will sell any or all of the common stock pursuant to this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

The Selling Securityholder and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the Selling Securityholder and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

Pursuant to the registration rights agreement filed as an exhibit to this registration statement, we and the Selling Securityholder will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection with these liabilities.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the common stock to the public (including the reasonable fees of one counsel to the Selling Securityholder in an amount not to exceed $10,000) other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

LEGAL MATTERS

The validity of the issuance of our securities offered by this prospectus will be passed upon for LSI Logic Corporation by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The financial statements incorporated in this Prospectus by reference to LSI Logic’s Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

\

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The aggregate estimated (other than the registration fee) expenses to be paid by the Registrant in connection with this offering are as follows:

Securities and Exchange Commission registration fee	$930.00
NYSE Additional Listing Fee	$830.00
Accounting fees and expenses	$8,000.00
Legal fees and expenses	$10,000.00
Miscellaneous	$5,000.00

Total	$24,760.00

Item 15. Indemnification of Directors and Officers of LSI

     Certificate of Incorporation

     Article 10 of our Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, as the same now exists or may hereafter be amended, a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders,

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or

•	for any transaction from which the director derived an improper personal benefit.

     Bylaws

     Indemnification Arrangements

     Our bylaws provide that our directors, officers and agents shall be indemnified against expenses including attorneys’ fees, judgments, fines, settlements actually and reasonably incurred in connection with any proceeding arising out of their status as such, if such director, officer or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of LSI Logic Corporation, and, with the respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

     We have entered into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify our directors and officers for certain expenses, including attorney’s fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of LSI, arising out of such person’s services as a director or officer of LSI, any subsidiary of LSI or any other company or enterprise to which the person provides services at the request of LSI.

Item 16. Exhibits

     The following exhibits are filed herewith or incorporated by reference herein:

Exhibit
Number	Exhibit Title

3.1	Restated Certificate of Incorporation.(1)
3.2	Bylaws.(2)
4.1	Registration Rights Agreement.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney of certain directors and officers of LSI Logic Corporation (see page II-4 of this Form S-3)

(1)	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-8 (No. 333-46436) filed September 22, 2000.

(2)	Incorporated by reference to exhibits filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001.

Item 17. Undertakings

     The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act,

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on April 9, 2002.

LSI LOGIC CORPORATION

By:	/s/ WILFRED J CORRIGAN

Name:	Wilfred J. Corrigan
Title:	Chairman, Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Wilfred J. Corrigan and David G. Pursel, and each of them, as his true and lawful attorneys-in-fact and agent, each with the power of substitution, for him in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILFRED J. CORRIGAN Wilfred J. Corrigan	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 9, 2002

/s/ BYRON LOOK Bryon Look	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 9, 2002

/s/ R. DOUGLAS NORBY R. Douglas Norby	Director	April 9, 2002

Signature	Title	Date

/s/ T.Z. CHU T.Z. Chu	Director	April 9, 2002

/s/ MALCOLM R. CURRIE Malcolm R. Currie	Director	April 9, 2002

/s/ GREGORIO REYES Gregorio Reyes	Director	April 9, 2002

/s/ LARRY W. SONSINI Larry W. Sonsini	Director	April 9,2002

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

3.1	Restated Certificate of Incorporation.(1)
3.2	Bylaws.(2)
4.1	Registration Rights Agreement.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney of certain directors and officers of LSI Logic Corporation (see page II-4 of this Form S-3)

(1)	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-8 (No. 333-46436) filed September 22, 2000.

(2)	Incorporated by reference to exhibits filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001.